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                                                                       EXHIBIT 7


                          FORM OF AFFILIATE AGREEMENT

                                                            November 3, 1997

Desktop Data, Inc.
80 Blanchard Road
Burlington, MA  01803

Ladies and Gentlemen:

          Pursuant to the terms of the Agreement and Plan of Merger dated as of November 3, 1997 (the "Agreement"), between Desktop Data, Inc., a Delaware corporation ("Desktop") and Individual, Inc., a Delaware corporation ("Individual"), Individual will merge with and into Desktop (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, no par value, of Individual ("Individual Common Stock") will be converted into the right to receive shares of the common stock, par value $.01 per Share, of Desktop (the "Desktop Common Stock"), on the basis described in the Agreement.

          The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Individual, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

          The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Desktop, stockholders of Desktop, Individual, other Shareholders of Individual and their respective counsel and accountants.

          The undersigned represents and warrants to and agrees with Desktop that:

          1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder;

          2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Desktop Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Individual.

          3. The undersigned shall not make any sale, transfer or other disposition of Desktop Common Stock in violation of the Act or the Rules and Regulations.
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          4.  The undersigned has been advised that the issuance of shares of
Desktop Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the Shareholders of Individual the undersigned may be deemed to have been an affiliate of Individual and the distribution by the undersigned of any Desktop Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of Desktop Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Desktop, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          5. Desktop is under no obligation to register the sale, transfer or other disposition of Desktop Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. Stop transfer instructions will be given to Desktop's transfer agent with respect to the Desktop Common Stock and that there will be placed on the certificates for the Desktop Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED NOVEMBER 2, 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND DESKTOP DATA, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DESKTOP DATA, INC.".

          7. Unless the transfer by the undersigned of its Desktop Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Desktop reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE
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          BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN
          CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Desktop a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Desktop, to the effect that such legend is not required for purposes of the Act.

          9. The undersigned is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Individual Common Stock and options to purchase Individual Common Stock indicated on the last page hereof (the "Individual Securities"). Except for Individual Securities, the undersigned does not beneficially own any shares of Individual Common Stock or any other equity securities of Individual or any options, warrants or other rights to acquire any equity securities of Individual.

          10. Notwithstanding any other provision hereof to the contrary, the undersigned has not at any time since November 3, 1997 or in contemplation of the Merger engaged, and will not, after the Effective Time (as defined in the Agreement) and until such time as results covering at least 30 days of combined operations of Individual and Desktop have been published by Desktop, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, establish any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

               (a) any shares of Desktop Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

               (b)  any Individual Securities; or

               (c) any Shares of Individual Common Stock or other Individual equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement.
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          11.  As promptly as practicable following the Merger, the Surviving
Corporation shall publish results covering at least 30 days of combined operations of Individual and Desktop in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; provided, however, that Desktop shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Desktop.

          12. The undersigned has not purchased, sold, exchanged, transferred by gift, or otherwise disposed of Individual capital stock prior to the date hereof either in contemplation of or as part of the Merger or otherwise. The undersigned has no present plan or intention to engage in a direct or indirect sale, exchange, redemption, disposition, transfer by gift or conveyance or any transaction that would have the effect of reducing in any way the undersigned's risk of ownership (by put, short sale, equity swap type arrangements or otherwise) including, but not limited to, distributions by a partnership to its partners and by a corporation to its stockholders, of the shares of Common to be received by the undersigned in the Merger. The undersigned acknowledges that it is giving this representation and covenant to enable Testa, Hurwitz & Thibeault, LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. to opine that the Merger constitutes a reorganization within the meaning of Section 368 of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true. The undersigned understands and agrees that, in connection with the Merger, the undersigned will be required to restate the foregoing representation on or about the Effective Time of the Merger.


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                  NUMBER OF SHARES OF INDIVIDUAL COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:
                                ________________

                  NUMBER OF SHARES OF INDIVIDUAL COMMON STOCK
                               SUBJECT TO OPTIONS
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:
                                ________________

                                     Very truly yours,


                                     ---------------------------------
                                     (print name of Shareholder above)


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:
                                        (if applicable)
Accepted this 3rd day of
November, 1997, by

DESKTOP DATA, INC.

By:
   --------------------------
   Name:
   Title: